SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 24, 2002
                                                           ------------


                               IMMUNOMEDICS, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                            0-12104                    61-1009366
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(State or other                   (Commission                 (IRS Employer
jurisdiction                     File Number)              Identification No.)
of incorporation)


300 American Road, Morris Plains, New Jersey                      07950
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(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (973) 605-8200
                                                           --------------


                                 Not applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS

On May 24, 2002, Immunomedics, Inc. announced that it had purchased certain membership interests in IBC Pharmaceuticals, Inc. from Beckman Coulter, Inc. A copy of the press release announcing this information is attached to this report as Exhibit 99.1 hereto and is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(c)  Exhibits.

     99.1 Press Release issued by Immunomedics, Inc. on May 24, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     IMMUNOMEDICS, INC.


Dated:  May 28, 2002                 By:  /s/ Cynthia L. Sullivan
                                          -----------------------
                                          Cynthia L. Sullivan
                                          President and Chief Executive Officer


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

                              EXHIBIT INDEX


Exhibit No.                              Description
-----------                              -----------

   99.1              Press Release issued by Immunomedics, Inc. on May 24, 2002.


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

                                  EXHIBIT 99.1
                                  ------------


                     IMMUNOMEDICS ACQUIRES BECKMAN COULTER'S
                          SHARE OF IBC PHARMACEUTICALS

Morris Plains, NJ, May 24, 2002 -- Immunomedics, Inc. (Nasdaq:IMMU) today announced that Beckman Coulter, Inc. sold its membership interest in a cancer therapeutic joint venture, IBC Pharmaceuticals, LLC, to Immunomedics. In return for its 43% interest in the joint venture, Beckman Coulter received 138,900 shares of Immunomedics common stock and a five-year warrant to purchase an additional 150,000 shares of Immunomedics common stock at a price of $65 per share, subject to adjustment in the event of a change of control of Immunomedics. Immunomedics has agreed to promptly register with the Securities and Exchange Commission all such shares for resale to the public. This transfer of Beckman Coulter's ownership of the joint venture gives Immunomedics a 92% ownership share, with other existing investors retaining an 8% ownership.

Immunomedics' President and Chief Executive Officer, Cynthia L. Sullivan, commented: "IBC Pharmaceuticals focuses on the development of novel cancer therapeutics using proprietary pre-targeting, bi-specific antibody technologies developed some years ago at Immunotech in Marseille, France. Immunotech was later purchased by Coulter Corporation, which subsequently became part of Beckman Coulter. IBC's first product candidate is currently being evaluated in Phase I/II clinical trials in France for the therapy of tumors producing carcinoembryonic antigen, or CEA."

"IBC Pharmaceuticals and Immunomedics scientists have been reengineering bi-specific, fused antibodies against CEA and a second carrier peptide that delivers therapeutic doses of radiation to cancer cells at ratios to normal tissues that appear to exceed those of directly-radiolabeled antibodies. Since we are a leader in the use of radiolabeled antibodies for cancer therapy, we were delighted to be able to increase our ownership in the joint venture and believe this will help us accelerate the development of this technology," Ms. Sullivan remarked.

IBC Pharmaceuticals currently has a 5-person management board, chaired by Dr. David M. Goldenberg, who is also the Chairman and Chief Scientific Officer of Immunomedics, Inc. Dr. Goldenberg stated: "I am grateful to Beckman Coulter for the assistance and advice provided during the formative years of this venture, which is now entering a second stage of development. I am also pleased that they have decided to become shareholders of Immunomedics."

Immunomedics is a biopharmaceutical company focused on the development, manufacture and commercialization of diagnostic imaging and therapeutic products for the detection and treatment of cancer and infectious diseases. Integral to these products are highly specific monoclonal antibodies and antibody fragments designed to deliver radioisotopes and chemotherapeutic agents to tumors and sites of infection. Immunomedics has five therapeutic products in clinical trials and has two marketed diagnostic imaging products. The most advanced therapeutic product candidates are LymphoCide(TM) (epratuzumab), which is in Phase II and Phase III clinical trials for the treatment of non-Hodgkin's lymphoma, and CEA-Cide(TM) (labetuzumab), which is in Phase I/II clinical trials for the treatment of certain solid tumors.

This release, in addition to historical information, contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, risks associated with new product development (including clinical trials outcome and regulatory requirements/actions), competitive risks to marketed products and availability of financing and other sources of capital, as well as the risks discussed in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

Company Contact: Rebecca Kinner, Investor Relations,  (973) 605-8200,  extension
263. Visit the company's web site at http://www.Immunomedics.com


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